UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2019

KANDI TECHNOLOGIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33997	90-0363723
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(Address of principal executive offices)

(86-579) 8223-9700
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐ Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 21, 2019, Zhejiang Kandi Vehicles Co., Ltd. (“Kandi Vehicles”), a company organized under the laws of the People’s Republic of China (the “PRC”), entered into an Equity Transfer Agreement (the “Transfer Agreement”) with Geely Technologies Group Co., Ltd. (“Geely”) to transfer certain equity interests in Kandi Electric Vehicles Group Co., Ltd. (the “JV Company”). Kandi Vehicles is a wholly-owned subsidiary of Kandi Technologies Group, Inc., a Delaware corporation (the “Company”).

Before the transaction contemplated by the Transfer Agreement takes place, the JV Company agrees to convert a loan of RMB314 million (approximately $46.7 million) from Geely last year to equity in order to increase its cash flow. As a result, the registered capital of the JV Company shall become RMB2.44 billion (approximately $363.2 million), Kandi Vehicles shall own 43.47% and Geely shall own 56.53%, of the equity interests in the JV Company, upon the conversion of the loan into equity in the JV Company.

Pursuant to the Transfer Agreement, Kandi Vehicles agrees to sell 21.47% of its equity interests in the JV Company to Geely for a total amount of RMB516 million (approximately $76.9 million). The purchase consideration shall be paid in cash in three installments: (i) Within 15 business days from the signing date of the Equity Transfer Agreement, RMB100 million (approximately $14.9 million) shall be paid; (ii) Within three months from the completion of the ownership updates of the JV Company with the State Administration and Industrial and Commerce bureau (the “SAIC”), RMB261.20 million (approximately $38.9 million) shall be paid; and (iii) Within six months from the completion of the ownership updates of the JV Company with the SAIC, RMB154.80 million (approximately $23.1 million) shall be paid.

After the completion of the equity interests transfer referenced above, Kandi Vehicles shall own 22% equity interests of the JV Company and Geely and its affiliates shall own 78% equity interests of the JV Company. Both parties further agree that within next two years the Company may purchase a portion of the assets of the JV Company in the form of its shares, resulting Geely becoming a significant shareholder of the Company.

ITEM 7.01	REGULATION FD DISCLOSURE.

On March 25, 2019, the Company issued a press release announcing its equity restructure of the JV Company. A copy of the press release is furnished hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

The following is furnished as exhibit to this report:

Exhibit No.	Description

99.1	Press Release of Kandi Technologies Group, Inc. dated March 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2019	KANDI TECHNOLOGIES GROUP, INC. (Registrant)

	By:	/s/ Hu Xiaoming
	Name:	Hu Xiaoming
	Title:	President and Chief Executive Officer

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